EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2004, with respect to the consolidated financial statements of Focal Communications Corporation and Subsidiaries included in the Registration Statement (Form S-4) and related Prospectus/Information Statement of Corvis Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois

June 4, 2004